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                                                                       EXHIBIT 5

                                   LAW OFFICES
                         SILVER, FREEDMAN & TAFF, L.L.P.
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                           1700 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 295-4500                     FAX NUMBER
                                 WWW.SFTLAW.COM                   (202) 337-5502



                                                     WRITER'S DIRECT DIAL NUMBER
                                                            (202) 295-4536


                                  July 20, 2006


Board of Directors
Heritage Financial Group
310 W. Oglethorpe Blvd.
Albany, GA 31701

Members of the Board:

         We have acted as counsel to Heritage Financial Group (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 771,149 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to be offered pursuant to the Heritage Financial Group 2006 Equity Incentive Plan (the "Plan").

         We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan and agreements thereto, the Company's Charter, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

         Based upon the foregoing, it is our opinion that the Common Stock covered by the Registration Statement will be, when and if issued, sold and paid for as contemplated by the Plan, legally issued and non-assessable shares of Common Stock of the Company.

         We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1833, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ Silver, Freedman & Taff, LLP

                                       SILVER, FREEDMAN & TAFF, L.L.P.